SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MERIX CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined.

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

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
                                MERIX CORPORATION

                    Notice of Annual Meeting of Shareholders

                                 October 5, 1998


To the Shareholders of Merix Corporation:

     The Annual Meeting of Shareholders of Merix Corporation, an Oregon corporation, will be held on Monday, October 5, 1998 at 9:00 a.m., local time, at the Corporate Offices of the Company, 1521 Poplar Lane, Forest Grove, Oregon 97116, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect six directors to serve for the ensuing year and until their successors are elected.

     2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     You are respectfully requested to date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                        By Order of the Board of Directors




                                        Samuel R. DeSimone, Jr.
                                        Vice President of Corporate Development
                                        and Secretary
Forest Grove, Oregon
August 17, 1998

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               MERIX CORPORATION
                                1521 Poplar Lane
                           Forest Grove, Oregon 97116

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of Merix Corporation, an Oregon corporation ("Merix" or the "Company"), for use at the annual meeting of shareholders to be held on Monday, October 5, 1998 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. The Company will hold the annual meeting at the Corporate Offices of the Company, 1521 Poplar Lane, Forest Grove, Oregon 97116. The approximate date this proxy statement and accompanying proxy card are first being sent to shareholders is August 17, 1998.

     Merix will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by the use of the mails. Officers and employees of the Company may also solicit proxies by telephone or personal contact. Costs of any solicitation will be borne by the Company. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person, unless so desired. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the directors and in accordance with this proxy statement on any other business that may properly come before the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is August 3, 1998. On that date, there 6,202,114 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     The following table shows Common Stock ownership on July 1, 1998 by (i) each person who, to knowledge of the Company, beneficially owns more than 5% of the Common Stock, (ii) each of the current or former executive officers named in the Summary Compensation Table below and (iii) all current executive officers and directors of the Company as a group:

                                                            Approximate
                                      Shares(1)               Percent
                                      ---------               -------
Tektronix, Inc.
  PO Box 1000
  Wilsonville, OR  97070              1,692,000               27.3%

The TCW Group, Inc.
  865 S. Figueroa St.
  Los Angeles, CA 90017                 651,700 (2)           10.5%

Dimensional Fund Advisors, Inc.
  1299 Ocean Ave. 11th Floor
  Santa Monica, CA 90401                316,200 (3)            5.1%

Deborah A. Coleman                      379,032 (4)            6.1%
Joseph Reichbach                         41,850 (5)               *
Mark Hollinger                              200                   *
Terri L. Timberman                       28,920 (6)               *
Samuel R. DeSimone, Jr.                  20,315 (7)               *
Charles W. Payne                          7,037 (8)               *
Joseph H. Howell                         65,916 (9)            1.1%

All executive officers and directors  2,227,354 (10)          35.9%
  as a group (11 people)

----------------------------
* Less than one percent


(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2)  Based upon a Schedule 13G/A filed with the Securities and Exchange
     Commission on June 10, 1998 by The TCW Group, Inc., a parent holding company, and Robert Day, an individual who may be deemed to control the TCW
     Group, Inc.

(3) Based upon a Schedule 13G filed with the Securities and Exchange Commission on December 31, 1997. According to the Schedule 13G, Dimensional Fund
     Advisors has sole voting power with respect to 188,200 shares. Persons who are officers of Dimensional Fund Advisors serve as advisors to two open-end management investment companies, and in such capacities vote an additional
     128,000 shares.

(4) Includes stock options for 251,250 shares that are currently exercisable or become exercisable before August 31, 1998.

(5) Includes 15,000 shares of unvested restricted stock held by Mr. Reichbach, as to which he does not have the power to sell, and stock options for 18,750 shares that are currently exercisable or become exercisable before August 31, 1998.

(6) Includes stock options for 22,500 shares that are currently exercisable or become exercisable before August 31, 1998.

                                       2


(7) Includes 800 shares of unvested restricted stock held by Mr. DeSimone, as to which he does not have the power to sell, and stock options for 16,250 shares that are currently exercisable or become exercisable before August
     31, 1998.

(8) Includes stock options for 6,737 shares that are currently exercisable or become exercisable before August 31, 1998.

(9)  Includes stock options for 58,750 shares that expired on July 23, 1998.

(10) Includes 1,692,000 shares held by Tektronix, Inc. as to which a director of the Company disclaims beneficial ownership. Also includes 15,800 shares of unvested restricted stock and stock options for 370,487 shares held by executive officers and directors that are currently exercisable or become exercisable before August 31, 1998.

                            1. ELECTION OF DIRECTORS

     Six directors will be elected at the annual meeting to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for director are listed below, together with certain information about each of them.

                                                                                            Shares of Common
                                                                                           Stock Beneficially
                                                                                               Owned as of
                                                                                             July 1, 1998(1)
                                                                                      -----------------------------

                                                                      Merix Director     Number         Approximate
Name, Principal Occupation and Directorships                     Age       Since      of Shares(2)        Percent
--------------------------------------------                     ---  --------------  ------------      -----------

Deborah A. Coleman . . . . . . . . . . . . . . . . . . . .       45        1994        379,032 (3)          6.1%

Chair of the Board of Directors, Chief Executive Officer,
President and acting Chief Financial Officer of the Company.
From November 1992 to the inception of the Company, Ms. Coleman served as Vice President of Materials
Operations of Tektronix and was responsible for management of the operations of the Circuit Board Division of Tektronix.
Prior to joining Tektronix, Ms. Coleman held various positions at Apple Computer, Inc. for 11 years, most recently as Vice President of Information Systems and Technology from April 1990 to October 1992. Previous positions at
Apple Computer included Chief Financial Officer and Vice
President of Worldwide Manufacturing Operations.
Ms. Coleman serves on the Board of Directors of Synopsys
Inc. and Applied Materials, Inc.

Carlene M. Ellis . . . . . . . . . . . . . . . . . . . . .       51        1994         27,500                *

Ms. Ellis has served as Corporate Vice President and
Director of the Information Technology Group of Intel
Corporation since September 1992.  Ms. Ellis was Intel's
Director of Human Resources from September 1990 to
September 1992 and Vice President of its Administration
Group from January 1989 to September 1992.

William C. McCormick . . . . . . . . . . . . . . . . . . .       63        1997          2,000                *

Mr. McCormick has served as Chairman of Precision
Castparts Corporation since October 1994 and its Chief
Executive Officer since August 1991. From 1985 to 1997
he served as President of Precision Castparts, and from 1985 to 1991 he served as Chief Operating Officer.


                                       4

                                                                                            Shares of Common
                                                                                           Stock Beneficially
                                                                                               Owned as of
                                                                                             July 1, 1998(1)
                                                                                      -----------------------------

                                                                      Merix Director     Number         Approximate
Name, Principal Occupation and Directorships                     Age       Since      of Shares(2)        Percent
--------------------------------------------                     ---  --------------  ------------      -----------

Carl W. Neun . . . . . . . . . . . . . . . . . . . . . . . .     54        1994      1,693,000 (4)          27.3%

Mr. Neun has served as Senior Vice President and Chief
Financial Officer of Tektronix since June 1995.  From March
1993 to June 1995 he served as Vice President and Chief
Financial Officer of Tektronix.  From September 1987 to
March 1993, Mr. Neun served as Senior Vice President of
Administration and Chief Financial Officer of Conner
Peripherals, Inc. Mr. Neun serves on the Board of Directors of Diamond Multimedia Systems, Inc.

Dr. Koichi Nishimura . . . . . . . . . . . . . . . . . . . .     59        1994         27,500                *

Dr. Nishimura has served as Chairman of the Board of Solectron Corporation since September 1996, Chief
Executive Officer since September 1992 and President since
1990. He was Co-Chief Executive Officer from 1991 to
1992 and Chief Operating Officer of Solectron from 1988 to
1991. He became a director of Solectron in February 1991.

Robert C. Strandberg . . . . . . . . . . . . . . . . . . . .     40        1998              0

Mr. Strandberg became a director by board action in June
1998.  Mr. Strandberg has served as the President and Chief
Executive Officer of PSC, Inc. since April 1997 and as
Executive Vice President from November 1996 until April
1997.  Between 1991 and 1996, Mr. Strandberg was
Chairman of the Board of Directors, President and Chief
Executive Officer of Datamax International Corporation.  Mr.
Strandberg is also a director of Sawtek, Inc.

----------------------------
* Less than one percent.

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2)  Includes stock options granted pursuant to the Company's 1994 Stock
     Incentive Plan, as amended, that are currently exercisable or become exercisable before August 31, 1998 as follows: Ms. Ellis - 27,500 shares;
     Dr. Nishimura - 27,500 shares; Mr. McCormick - 0 shares; and Mr. Strandberg
     - 0 shares.

(3) Includes stock options for 251,250 shares that are currently exercisable or become exercisable before August 31, 1998.

(4) Includes 1,692,000 shares held by Tektronix, Inc. Mr. Neun serves as director of the Company as the representative of Tektronix. In his capacity as an executive officer of Tektronix, he may be deemed to share with the board of directors of Tektronix voting and/or dispositive power with respect to such shares of Common Stock. Mr. Neun disclaims beneficial ownership of such shares.

     The Board of Directors met eight times during the fiscal year ended May 30, 1998. Each director, except Dr. Nishimura, attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees of which the director was a member. The only standing committees of the Board of Directors are the Audit and Finance Committee and the Human Resources and Compensation Committee. The Company does not have a Nominating Committee. Shareholders who wish to submit names for consideration as potential directors should do so in writing addressed to the Board of Directors, c/o Samuel R. DeSimone, Jr., Secretary, Merix Corporation, 1521 Poplar Lane, Forest Grove, Oregon 97116.

     The Audit and Finance Committee was comprised during the last fiscal year of Mr. Neun, Dr. Nishimura , Mr. McCormick and Mr. Charles M. Boesenberg, who is departing from the Board, and met five times during the last fiscal year. The Audit and Finance Committee recommends the independent auditor of the Company for approval by the Board of Directors, reviews the planned scope and results of the annual audit, confers with the independent auditor, reviews the auditor's recommendations with respect to accounting, internal controls and other matters and makes other recommendations to the Board of Directors with respect to audit and finance matters.

     The Human Resources and Compensation Committee was comprised during the last fiscal year of Ms. Ellis, Mr. Boesenberg and Mr. John P. Karalis, who resigned from the Board in June 1998, and met three times during the last fiscal year. The Human Resources and Compensation Committee makes recommendations to the Board of Directors on executive and director compensation plans, approves salaries for executive officers of the Company and administers compensation plans as authorized by the Board of Directors.

     Directors not employed by the Company or Tektronix receive an annual retainer of $6,000, a fee of $500 for attendance at each Board or committee meeting, an automatic option grant of 20,000 shares under the Company's 1994 Stock Incentive Plan at the time first elected or appointed to the Board of Directors, and annual automatic option grants thereafter of 5,000 shares. The options are 10-year options granted at the market price on the date of grant and vest in four equal installments beginning one year after the date of grant. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees. If for some unforeseen reason any of the nominees would not be available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

     The Board of Directors recommends a vote FOR the election of the nominees listed above. Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions are counted for purposes of determining whether a quorum exists at the annual meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation information for the Chief Executive Officer and certain other current and former executive officers of the Company.

                                                                              Long-Term
                                                                          Compensation Awards
                                                                     -------------------------------
                                          Annual Compensation                             Securities
                            Fiscal      -----------------------         Restricted        Underlying        All Other
                              Year        Salary        Bonus(1)     Stock Awards($)(1)    Options(#)    Compensation(2)
                            ------      --------        -------      ------------------    ----------    ---------------
Deborah A. Coleman           1998       $271,278       $21,301             $    --            20,000         $  4,671
(Chair, Chief Executive      1997        276,302          --                    --            15,000            5,714
Officer, President and       1996        217,642        34,500                  --            15,000            9,843
acting Chief Financial
Officer)

Joseph Reichbach             1998        200,000        66,839                  --            10,000           26,035(3)
(Senior Vice President,      1997(4)      61,538       120,781              285,000           75,000            3,069
Sales and Marketing)

Mark R. Hollinger            1998(5)     138,846        85,584                  --            85,000            5,568(6)
(Senior Vice President,
Operations)

Terri L. Timberman           1998        137,609         6,876                  --            10,000            4,335
(Vice President of           1997        131,981            --                  --            10,000            4,003
Human Resources and          1996        120,000        12,000                  --            10,000            4,918
Quality)

Samuel R. DeSimone, Jr.      1998        140,011         7,130                  --            25,000            3,922
(Vice President of           1997        135,529            --                  --            10,000            3,833
Corporate Development        1996(7)      88,976        12,500               84,637           20,000           12,453
and Secretary)

Charles W. Payne             1998        140,000         5,232                  --             4,500            2,096
(Vice President,             1997(8)     136,689         3,000                  --             4,650            2,734
Engineering and Chief
Technology Officer)

Joseph H. Howell             1998        174,636         6,520                  --           10,000           247,845(10)
(Former Senior Vice          1997        187,375            --                  --           10,000             4,981
President and Chief          1996        165,000        16,500                  --            8,000            11,848
Financial Officer)(9)
--------------------

     (1) Dollar amounts set forth in the table represent the value of the shares on the date of grant. As of May 30, 1998, the number of unvested shares of restricted stock held by the named executives and the value of such shares on such date were as follows: Mr. DeSimone -
          800 shares ($9,300) and Mr. Reichbach - 15,000 shares ($174,375).

     (2) Amounts for 1998 consist principally of amounts contributed by the Company under its 401(k) Plan unless otherwise indicated.

     (3)  Includes $19,407 paid for relocation expenses.

     (4) Mr. Reichbach became an executive officer in February 1997. 1997 and 1998 bonus amounts include payments made pursuant to his employment letter.

     (5) Mr. Hollinger became an executive officer in September 1997. 1998 bonus amount includes payments made pursuant to his employment letter.

                                       7

     (6)  Includes $1,184 paid for relocation expenses.

     (7)  Mr. DeSimone became an executive officer in September 1995.

     (8)  Mr. Payne was an executive officer from March 1997 to September 1997.

     (9)  Mr. Howell resigned as Senior Vice President and Chief Financial
          Officer in April 1998.

     (10) Amount for 1998 includes $243,461 paid or payable pursuant to an Executive Severance Agreement.

Stock Option Grants in Last Fiscal Year

     The following table provides information regarding stock options granted to certain current and former executive officers in fiscal 1998.

                                                 Individual Grants
                             --------------------------------------------------------- Potential Realizable Value at
                             Number of       Percent of                                     Assumed Annual Rates
                                Shares     Total Options                               of Stock Price Appreciation
                             Underlying      Granted to                                      for Option Term(2)
                               Options     Employees in    Exercise Price  Expiration  -----------------------------
        Name                 Granted(1)     Fiscal Year       per Share        Date          5%              10%
        ----                 ----------    -------------   --------------- ----------- -------------    ------------
Deborah A. Coleman             20,000          5.2 %          $17.875       9/23/07      $224,830         $569,763

Joseph Reichbach               10,000          2.6%            17.875       9/23/07       112,415          284,881

Mark R. Hollinger              85,000         22.2%            18.1875      9/2/07        972,232        2,463,826

Terri L. Timberman             10,000          2.6%            17.875       9/23/07       112,415          284,881

Samuel R. DeSimone, Jr.        10,000          2.6%            17.875       9/23/07       112,415          284,881
                               15,000          3.9%            17.375       6/19/07       163,906          415,369

Charles W. Payne                2,500          0.7%            17.875       9/23/07        28,104           71,220
                                2,000          0.5%            17.375       6/19/07        21,854           55,383

Joseph H. Howell               10,000          2.6%            17.875       4/24/98(3)    112,415          284,881
---------------------

(1) Under the terms of the option agreements with these executive officers, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months after termination following death or disability and 90 days after termination for any other reason. These options become exercisable in four equal annual installments beginning one year after the date of grant.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(3)       Mr. Howell's option was canceled upon his resignation in April 1998.

Fiscal Year-End Option Values

     The following table indicates the number of shares acquired upon exercise of options during the last fiscal year and the value realized, the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 30, 1998 and the value of exercisable and unexercisable "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at May 30, 1998.

                                                              Number of Securities             Value of Unexercised
                                                             Underlying Unexercised            In-the-Money Options
                                                           Options at May 30, 1998(#)         at May 30, 1998(1)($)
                       Shares Acquired         Value     -----------------------------    ----------------------------
                         on Exercise(#)   Realized($)    Exercisable     Unexercisable    Exercisable    Unexercisable
                       ---------------    ----------     -----------     -------------    -----------    -------------
Deborah A. Coleman              0                0          241,250            48,750      $  603,750       $ 26,250

Joseph Reichbach                0                0           18,750            66,250            --             --

Mark R. Hollinger               0                0             --              85,000            --             --

Terri L. Timberman              0                0           17,500            27,500          26,250         13,125

Samuel R. DeSimone, Jr.         0                0           12,500            42,500            --             --

Charles W. Payne                0                0            4,987             9,263           9,844          3,281

Joseph H. Howell                0                0           58,750              --              --             --

---------------------

(1) Calculated based on the May 29, 1998 closing stock price of $11.625 per share.

Severance and Change of Control Agreements

     The Company has entered into Executive Severance Agreements with Ms. Coleman, Mr. Reichbach, Mr. DeSimone, Ms. Timberman, Mr. Payne and Mr. Hollinger, pursuant to which the Company has agreed to provide each executive severance benefits upon the Company's termination of employment without cause. "Cause" is generally defined as (a) the willful and continued failure to perform substantially the executive's reasonably assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been made and the manner of nonperformance has been specifically identified or (b) the willful engaging in illegal conduct materially injurious to the Company. Termination of employment does not include assignment to the executive of different responsibilities consistent with the executive's area of professional expertise, except in the case of Ms. Coleman, with respect to whom termination of employment would include her removal as Chief Executive Officer of the Company. In the event of a termination of employment without cause, Ms. Coleman would receive a lump sum payment equal to twice her annual base pay and each of the other executives except Mr. Reichbach would receive a lump sum payment equal to his or her annual base pay, and each executive would also be entitled to a portion of the benefits under any incentive plan in which the executive participates and certain heath insurance and out placement benefits. Mr. Reichbach would receive 1.5 times his annual base pay in the event of termination without cause before January 1999, and he would receive his annual base pay for termination without cause after that date. In the event that an executive is terminated within 24 months following a change of control of the Company (as defined in the agreement), the executive would receive, in addition to such benefits, an additional cash payment so that the total amount equaled two times his or her annual base pay, an additional portion of his or her targeted cash bonus, accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period, and certain life insurance benefits. However, such benefits will not be payable if termination is due to death or voluntary action of the employee other than for good reason (as defined in the agreement), or by the Company for cause or permanent disability. Payment of the benefits following a change of control is conditioned on the executive's agreement to continue his or her employment with the Company or the surviving company (if so requested) for a period up to six months following a change of control.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Human Resources and Compensation Committee

     The Human Resources and Compensation Committee of the Board of Directors (the "Committee") consists of three outside directors. Pursuant to authority delegated by the Board of Directors, the Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is also responsible for reviewing and approving executive compensation programs and administering the Company's stock incentive and executive compensation plans. The Committee also provides advice on a broad range of human resources issues including best practices in the areas of benefits, staffing, succession planning and general compensation.

Compensation Policy

     The Board of Directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results. The primary objective of the executive compensation program is to:

*    Attract and retain talented executives;

* Motivate executives to achieve long term business strategies while achieving near term and financial targets; and

*    Align executive performance with Merix's strategic and tactical goals.

     The Company has base pay and annual incentive compensation programs for its executive officers, as well as a 401(k) plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The Company targets the 50th percentile for base pay and 65-70th percentile for total compensation. The Committee uses comparative information from a group of companies in the electronics industry for establishing executive compensation, general compensation structures and Company performance goals. The Committee periodically engages a compensation consulting firm to assist in this process.

Base Salaries

     Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

     Annual salary adjustments are considered and determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.

Corporate Plan

     The Company's executive officers participate in the Company's Corporate Incentive Plan, an annual cash incentive compensation plan. Company performance objectives are established and approved by the Board of Directors at the beginning of the fiscal year. Performance measures have established thresholds, targets and maximums that determine the amount of cash payment under the plan. The Company's performance objectives for the fiscal year are specified each year and reviewed by the full Board of Directors.

     The Corporate Incentive Plan for fiscal 1998 provided for quarterly bonuses based on operating profit. Each participant was assigned a leverage percentage, which represented the percent of base salary that would be received under the plan if the plan criterion was met, and the leverage percentages ranged from 10% to 60%. The plan provided for additional cash payments if the target was exceeded, subject to a maximum amount of twice the leverage percentage. The Company's operating profit for fiscal 1998 did not meet the predetermined plan level except for the third fiscal quarter. The Chief Executive Officer and other senior officers received nominal bonuses under this plan in the third fiscal quarter (one-eighth of targeted annual incentive).

Stock Options

     All employees of the Company, including executive officers, are eligible to participate in the Company's 1994 Stock Incentive Plan. All option grants are approved by the Committee. Guidelines for the number of options granted have been established and are reviewed periodically to ensure competitiveness. Actual grants are based on individual performance and contribution to the Company's strategic success. The Stock Incentive Plan supports the linkage between executives, employees and other shareholders to the long term business strategies. Option and restricted stock grants made to executive officers for fiscal 1996, 1997 and 1998 are reflected in the Summary Compensation Table.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The Company anticipates that the levels of salary and bonus to be paid by the Company will not generally exceed that limit. Under the 162(m) regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of nonqualified stock options that meet certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. The Company's current policy is generally to grant options that meet the requirements of the proposed regulations.

        Human Resources and Compensation Committee Report Submitted By:
            Charles M. Boesenberg, Chairman
            Carlene M. Ellis
            John P. Karalis

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year John P. Karalis was an executive officer of Tektronix, Inc. See "Certain Relationships and Transactions" regarding transactions between Tektronix and the Company.

Performance Graph

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the Company's industry over the period indicated, assuming the investment of $100 on May 25, 1994, the date of the Company's initial public offering, and reinvestment of any dividends. In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of each annual measurement date set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

[GRAPHIC OMITTED]                       5/25/94     5/26/95      5/24/96     5/30/97      5/29/98
=================================== =========== ============  =========== ============  ===========
MERIX CORP                          $     100.0 $      248.7  $     315.4 $      166.7  $     119.2
NASDAQ INDEX                        $     100.0 $      119.0  $     172.9 $      194.8  $     247.5
PEER GROUP(1)                       $     100.0 $      208.6  $     363.6 $      573.0  $     642.1

----------------------------
(1)  The selected peer group consists of ADFlex Solutions, Inc., Altron, Inc.,
     Hadco Corporation, M-Wave, Inc., Parlex Corporation, Sanmina Corporation,
     Sheldahl, Inc. and Sigma Circuits, Inc. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Company and their market capitalization relative to that of the Company.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company was formed in March 1994 to succeed to the business conducted by the Circuit Board Division of Tektronix. Pursuant to an Asset Transfer Agreement dated as of May 31, 1994 (the "Asset Transfer Agreement"), all of the business of the Circuit Board Division of Tektronix was transferred to the Company immediately prior to the consummation of the Company's initial public offering. Tektronix transferred to the Company all of the assets used exclusively in the Division's business and approximately $17.5 million in cash in exchange for 6,000,000 shares of Common Stock and a note in the principal amount of $10 million (the "Note"). The Note bears interest at the rate of 7.5% per annum and is payable over five years. The Company granted Tektronix a security interest in the Company's real property (including improvements) to secure repayment of the Note pursuant to a Trust Deed.

     The Asset Transfer Agreement provides that the Company will use all reasonable efforts to nominate and maintain as members of its Board of Directors two individuals designated by Tektronix and three additional independent individuals, so long as Tektronix holds at least 25% of the outstanding shares of the Company's Common Stock. If the Company increases the size of its Board of Directors beyond seven while this covenant is in effect, Tektronix is entitled to designate such number of directors as represents two-sevenths of the total number of directors. Mr. Neun has been nominated pursuant to the agreement.

     Tektronix is a significant customer of the Company. During the last fiscal year net sales by the Company to Tektronix were $29,688,000. In addition, the Company and Tektronix are parties to a Waste

Management and Services Agreement covering certain environmental matters. During the last fiscal year, the Company paid $450,539 to Tektronix pursuant to this agreement.


                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended May 30, 1998 and has been selected to audit the Company's financial statements for the fiscal year ending May 1999. Representatives of Deloitte & Touche LLP, the Company's independent auditors, are expected to be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the fiscal year ended May 30, 1998.


                                  OTHER MATTERS

Shareholder Proposals to be Included in the Company's Proxy Statement

     A shareholder proposal to be considered for inclusion in proxy materials for the Company's 1999 annual meeting must be received by the Company not later than April 19, 1999.

Shareholder Proposals Not in the Company's Proxy Statement

     Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's Bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the Company's Bylaws. If such officer does so, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of the Company's 1999 annual meeting, such notice, to be timely, must be received by the Company between July 7, 1999 and August 6, 1999.

Shareholder Nominations for Director

     Shareholders wishing to directly nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company's Bylaws by giving timely notice in writing to the Secretary as defined above. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the class and number of shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the Bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the tenth day following the day on which the notice of the special meeting was mailed. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Other Business

     The Board of Directors does not intend to present any business for action of the shareholders at the annual meeting except the matters referred to in this proxy statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment on such matters.

     Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed stamped return envelope.

                           By Order of the Board of Directors




                           Samuel R. DeSimone, Jr.
                           Vice President of Corporate Development
                           and Secretary

August 17, 1998

                                MERIX CORPORATION
P
R
O             Proxy Solicited on Behalf of the Board of Directors of
X               the Company for the Annual Meeting October 5, 1998
Y

The undersigned hereby appoints Deborah A. Coleman, Carlene M. Ellis and William
C. McCormick, and each of them, proxies with full power of substitution, to vote in behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on October 5, 1998, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors. The proxies may vote in their discretion as to other matters that may come before the meeting.

1.  Election of Directors, Nominees:                                       (change of address/comments)
    Deborah A. Coleman, Carlene M. Ellis,                                  ----------------------------------------
    William C. McCormick, Carl W. Neun,
    Dr. Koichi Nishimura, Robert C. Strandberg.                            ----------------------------------------

                                                                           ----------------------------------------

                                                                           ----------------------------------------

The shares represented by this proxy will be voted in accordance with      ----------------------------------------
instructions, if given.  If no instructions are given, they will be voted  (If you have written in the above space,
for the directors.                                                          please mark the corresponding box on
                                                                            the reverse side of this card)

                                                                                                              SEE
                                                                                                            REVERSE
                                                                                                              SIDE
        (The Board of Directors recommends a vote FOR Item 1.)
                  PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY

                                                                                      Please mark your       -----
                                                                                      votes as in this       | x |
                                                                                      example.               -----

1. Election of
   Directors

   FOR         WITHHELD
   [  ]          [  ]

For, except vote withheld from the following nominee(s):


___________________________________________________      To facilitate meeting
                                                         arrangements, please         [  ]
                                                         check here if you plan to
                                                         attend the meeting in
                                                         person.

                                                         Please check here if you     [  ]
                                                         have a change of
                                                         address or comments on the
                                                         reverse side.

SIGNATURE(S)________________________________________________ DATE ___________
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. Please mark, date, sign and return proxy card promptly. Receipt is acknowledged of the notice and proxy statement relating to this meeting.